Exhibit 99.2

RadNet, Inc. – Second Quarter 2015 Financial Results Conference Call, August 10, 2015

C O R P O R A T E P A R T I C I P A N T S

Mark Stolper, Executive Vice President and Chief Financial Officer

Dr. Howard Berger, President and Chief Executive Officer

C O N F E R E N C E C A L L P A R T I C I P A N T S

Brian Tanquilut, Jefferies & Company

Bill Bonello, Craig-Hallum Capital Group

Juan Molta, B. Riley & Company.

P R E S E N T A T I O N

Operator:

Good day and welcome to the RadNet Inc. Second Quarter 2015 Financial Results Conference Call. Today’s conference is being recorded.

At this time, I would like to turn the conference over to Mr. Mark Stolper, Executive Vice President and Chief Financial Officer of RadNet Inc. Please go ahead, sir.

Mark Stolper:

Thank you. Good morning, ladies and gentlemen, and thank you for joining Dr. Howard Berger and me today to discuss RadNet’s Second Quarter 2015 Financial Results.

Before we begin today, we’d like to remind everyone of the Safe Harbor statement under the Private Securities Litigation Reform Act of 1995.

This presentation contains forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995. Specifically, statements concerning anticipated future financial and operating performance, RadNet’s ability to continue to grow the business by generating patient referrals and contracts with radiology practices, recruiting and retaining technologists, receiving third-party reimbursement for diagnostic imaging services, successfully integrating acquired operations, generating revenue and Adjusted EBITDA for the acquired operations as estimated, among others, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on Management’s current preliminary expectations and are subject to risks and uncertainties which may cause RadNet’s actual results to differ materially from the statements contained herein. These risks and uncertainties include those risks set forth in RadNet’s reports filed with the SEC from time to time, including RadNet’s annual report on Form 10-K for the year ended December 31, 2014, and RadNet’s quarterly report on Form 10-Q, to be filed shortly. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance which speaks only as of the date it is made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

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RadNet, Inc. – Second Quarter 2015 Financial Results Conference Call, August 10, 2015

With that, I'd like to turn the call over to Dr. Berger.

Dr. Howard Berger:

Thank you, Mark. Good morning, everyone, and thank you for joining us today. On today’s call, Mark and I plan to provide you with highlights from our second quarter 2015 results, give you more insight into factors which affected this performance and discuss our future strategy. After our prepared remarks, we will open the call to your questions. I’d like to thank all of you for your interest in our Company and for dedicating a portion of your day to participate in our conference call this morning.

Overall, I’m very encouraged by the improvement in our metrics and financial performance relative to the first quarter of this year. Our strong revenue growth continued. Sequentially, our revenue increased 12.7% from the first quarter. This was the result of increased procedural volume and from increased capitation business on the west coast, as well as improved demand on the east coast. As compared with last year’s second quarter, revenue increased 14.1% in aggregate and procedural volumes increased 7.6% on a same-center basis, but as important to me as the continued growth in our top line was the fact that EBITDA and our net income markedly improved relative to the first quarter of 2015. Our EBITDA increased by 66% and our loss in the first quarter turned to a profit in the second quarter. Most encouraging, though, was our operating expense ratio, which dropped from 92.9% of revenue in the first quarter of this year to 86.1% in the second quarter. Although this metric has not yet returned to last year’s full-year operating expense ratio of 84%, I am pleased with these trends. I believe a return to last year’s expense level is achievable by year end.

As we discussed during the last several quarters, some of our centers in California were stretched to their operating limits by demand from new patients. This is probably the result of strong participation in state-wide healthcare exchanges, as well as new capitation contracts we initiated in the second half of last year and throughout 2015. The organic growth from these new patient populations has been stronger than we’ve ever experienced in the past. This is very exciting to me, as meaningful organic growth can be difficult to create in our business and was not achievable during the several years following the severe downturn in our economy beginning in 2009. Today, we are experiencing growth from all revenue sources. Our capitation business alone, which included the implementation of new contracts in this year’s second quarter, has increased over 35% from last year’s second quarter.

But, as we discussed last the quarter, the extraordinary growth necessitated our making infrastructure investments to accommodate current patients, as well as prepare ourselves for the future growth we are projecting. We invested in, and incurred costs from, expanding call centers, preauthorization teams, front office representatives, patient liaisons and technologists. We also are upgrading corporate IT systems for human resources, purchasing and for the accelerated implementation of our eRAD system, which is now substantially complete. Although these investments are providing us with capability to more effectively service current demand, we expect benefits from these investments to accelerate as we grow in the future.

Many of the ongoing costs that remain from our recent investments are fixed in nature and create the capacity which can accommodate significantly more revenue. When compared to the first quarter, we experienced some of this operating leverage, but we have much more to go. I believe we can continue to grow substantially while leveraging the new infrastructure we’ve built, and as we do, margins can expand, with more of our revenue flowing through to our EBITDA and net income.

On our financial results call several months we talked about our difficulties in profitability serving some of our newer capitation contracts. I’m happy to report that some of the extraordinary utilization we experienced in the first quarter from these contracts appears to be normalizing. On a same-contract basis, utilization of our new contracts slightly declined in the second quarter, which we believe is the result of our centers having already serviced some of the pent-up demand these patients had as new members of the healthcare delivery system. I expect our performance under these contracts will continue to improve and we may have opportunities to re-price certain contracts at or ahead of their renewal dates. As contracts become more mature and longstanding, it’s common for utilization to become more predictable and our profitability to rise. I am certain that the relationships we have created or expanded with the contractor medical groups and their physicians will continue to pay dividends for us as time goes on.

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RadNet, Inc. – Second Quarter 2015 Financial Results Conference Call, August 10, 2015

During the quarter, we were also focused on the early integration of the recently acquired New York Radiology Partners facilities in Manhattan. I continue to believe that these assets, when combined with our Lennox Hill operations, and other facilities in that market, will be critical locations for our Metropolitan New York Strategy.

I’d like to take a few minutes now to discuss a couple of initiatives we recently completed with large health systems in two of our existing markets.

On Friday, we announced an extensive expansion of our existing joint venture with Barnabas Health in New Jersey. As many of you recall, we began a relationship with Barnabas Health in 2012. Our venture started with nothing and today, prior to completing last week’s announced transaction, has seven imaging centers. As part of the transaction we announced on Friday, Barnabas Health and RadNet are selling our respective wholly-owned imaging centers to the joint venture, a total of 11 facilities, and we will be purchasing together a state-wide growth and consolidation strategy. In light of Barnabas Health’s pending merger with Robert Wood Johnson Health System, this strategy can be more significant and successful. After its combination with Robert Wood Johnson, Barnabas Health will be the clear leading healthcare system in New Jersey and will have over $4.5 billion in annual revenues.

Our transaction with the Barnabas Health joint venture will bring $35.5 million of new capital into RadNet and has significant other financial and strategic benefits. The newly acquired facilities will now bill under the joint venture’s contracted rates, which Barnabas and RadNet, in concert, negotiated with private payors and health plans. RadNet will direct all the day-to-day operations of the joint venture and perform most of the necessary support functions, such as billing and collecting, marketing, accounting, information technology, purchasing and human resources. I believe these are excellent opportunities for further consolidation and organic growth opportunities in New Jersey.

In addition, last week, we established a new joint venture with LifeBridge Health, one of the leading hospital systems in the Baltimore, Maryland, and surrounding areas. In conjunction with establishing the new joint venture, we sold to LifeBridge a 25% interest in two of our imaging centers for $5 million, and the potential or further cash consideration should financial targets be met. I believe there are considerable opportunities to grow this new venture and benefit from the reach LifeBridge has in the communities surrounding its medical centers, including opportunities for growth with its own and affiliated medical groups.

These partnerships, and others likely to come, will be a key part of RadNet’s strategic direction and continue to validate our model of providing regionally-concentrated, high-quality, multi-modality imaging services to large patient populations. RadNet remains an attractive partner to any hospital, health system or Accountable Care Organization seeking a broad array of imaging expertise. As the landscape of healthcare continues to dynamically change, I believe partnering with large health systems will likely become a more meaningful part of our business.

At this time, I’d like to turn the call back over to Mark to discuss some of the highlights of our second quarter 2015 performance. When he’s finished, I will have some closing remarks.

Mark Stolper:

Thank you, Howard. I’m now going to briefly review our second quarter 2015 performance and attempt to highlight what I believe to be some material items. I will also give some further explanation of certain items in our financial statements, as well as provide some insights into some of the metrics that drove our second quarter performance. Lastly, I will update 2015 financial guidance levels.

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RadNet, Inc. – Second Quarter 2015 Financial Results Conference Call, August 10, 2015

In my discussion, I will use the term Adjusted EBITDA, which is a non-GAAP financial measure. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations, and excludes losses or gains on the disposal of equipment, other income or loss, loss on debt extinguishments, bargain purchase gains and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interest in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period. A full quantitative reconciliation of Adjusted EBITDA to net income or loss attributable to RadNet, Inc. common shareholders is included in our earnings release.

With that said, I’d like to review our second quarter 2015 results.

For the three months ended June 30, 2015, RadNet reported revenue and Adjusted EBITDA of $204.3 million and $30.5 million, respectively. Revenue increased $25.2 million, or 14.1%, over the prior year’s same quarter, and Adjusted EBITDA increased $0.1 million, or 0.4%, over the prior year’s same quarter. For the second quarter of 2015, as compared to the prior year’s second quarter, MRI volume increased 17.9%, CT volume increased 26.6%, and PET/CT volume increased 11%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and all other exams, increased 15.5% over the prior year’s first quarter.

In the second quarter of 2015, we performed 1,391,980 total procedures. The procedures were consistent with our multi-modality approach, whereby 76.7% of all the work we did by volume was from routine imaging. Our procedures in the second quarter of 2015 were as follows: 183,082 MRIs, as compared with 155,309 MRIs in the second quarter of 2014; 134,734 CTs, as compared with 106,444 CTs in the second quarter of 2014; 6,572 PET/CTs, as compared with 5,921 PET/CTs in the second quarter of 2014; and 1,067,592 routine imaging exams, as compared with 937,731 of all these exams in the second quarter of 2014.

Net income for the second quarter of 2015 was $3.4 million, or $0.08 per share, compared to net income of $5.1 million, or $0.12 per share, reported for the three-month period ended June 30, 2014. This is based upon a weighted average number of shares outstanding of 44.7 million and 43.3 million shares for these periods in 2015 and 2014, respectively. Affecting net income in the second quarter of 2015 were certain non-cash expenses and non-recurring items, including: $2 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $94,000 of severance paid in connection with headcount reductions related to cost savings initiatives; a $74,000 loss on the sale of certain capital equipment; and $1.4 million of amortization of deferred financing expense and debt discounts.

With regards to some specific income statement accounts, overall GAAP interest expense for the second quarter of 2015 was $10.4 million. This compares with GAAP interest expense in the second quarter of 2014 of $10.3 million. For the second quarter of 2015, bad debt expense was 4.5% of our service fee revenue net of contractual allowances and discounts, compared with 4.5% for the first second of 2014. At June 30, 2015, after giving effect to bond and term loan discounts, we had $641.3 million of net debt, which is our total debt less our cash balance, and we were undrawn on our revolving $101.25 million line of credit. During the quarter, we repaid $8.1 million of notes and leases payable and term loan debt and had cash capital expenditures net of asset dispositions of $11.8 million.

At this time, I’d like to reaffirm our 2015 financial guidance levels which we released in conjunction with our fourth quarter and year-end 2014 financial results and updated after our first quarter 2015 results.

For revenue, our guidance range is between $785 million and $805 million. For Adjusted EBITDA, our guidance range is between $125 million and $135 million. For capital expenditures, our guidance range is between $40 million and $45 million. For cash interest expense, our guidance range is between $36 million and $40 million; and for free cash flow generation, our guidance range is between $42 million and $52 million.

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RadNet, Inc. – Second Quarter 2015 Financial Results Conference Call, August 10, 2015

I’d now like to take few minutes to give you an update on 2016 reimbursement and discuss what we know with regards to 2016 anticipated Medicare rates.

With respect to 2016 Medicare reimbursement, we recently received a matrix for proposed rates by CPT code, which is typically part of the Physician Fee Schedule proposal that is released about this time every year. We have completed an initial analysis and compared those rates to 2015 rates. We’ve volume-weighted our analysis using expected 2016 procedural volumes. Our initial analysis shows that the Medicare rates for 2016 are, essentially, neutral relative to 2015 rates. There are few material changes proposed for 2016. We are obviously pleased with this, as this is the first year since the advent of the Deficit Reduction Act in 2007 where CMS is proposing to leave rates essentially unchanged. Our industry has been heavily impacted by rate cuts and every year we have had to improve our business, and in some cases dramatically, just to stay in place. We hope that CMS recognizes that the problem in imaging is not pricing, but are abuses like overutilization in self-referral settings.

Of course, the proposed rates of the Physician Fee Schedule are subject to comment from lobbying and industry groups, and there’s no assurance that the Final Rule to be released in November of this year will reflect the same proposed rates. Whether or not the Final Rule in November is consistent with the proposed rates, as Dr. Berger discussed earlier, we will continue to focus on lowering our cost structure through using our scale and ability to drive efficiencies in our organization. We will continue to seek pricing increases in regions where we are essential to the healthcare delivery system, recognizing that our prices remain significantly discounted as compared to hospital settings. We will also continue to pursue partnership opportunities with local hospitals and health systems, like those discussed today with Barnabas Health and LifeBridge, where we think these arrangements could result in increased volumes and long-term stable pricing with private payors. Lastly, we will continue to acquire strategic targets at 3 to 4 times EBITDA in our core geographies that further give us strength in our local markets and achieve efficiencies with our existing operations.

I’d now like to turn the call back to Dr. Berger, who will make some closing remarks.

Dr. Howard Berger:

Thank you, Mark. We are living in an exciting and dynamic time in healthcare. The landscape is rapidly changing and it is being reshaped by the effects of the Affordable Care Act and from the consolidation that has ensued. Today, more than ever, the lines are being blurred between payors and providers. Insurance companies are purchasing providers and medical groups. Hospitals are purchasing physician practices and ambulatory and out-patient service providers, such as surgery centers, physical therapy centers, long-term care facilities and imaging, to name a few. Risk-based contracting is becoming more prevalent, with physicians, hospitals and other providers assuming financial risk for patient care. Healthcare is also experiencing wide-spread consolidation and vertical integration. Anthem is purchasing Cigna, Aetna is purchasing Humana, Centene is purchasing Health Net, and you can be sure there will be others.

Diagnostic imaging plays a central role in healthcare. Its effectiveness and wide-spread acceptance have and will continue to be the reasons why major providers and payors will need access to and desire to partner with high-quality imaging operators. Imaging, along with other diagnostic tests, such as those performed by clinical laboratories, is used at the front end of almost every injury or disease process in healthcare today. All of us likely have had imaging exams or, if not, will certainly have them in the future. Imaging interfaces with all disciplines of medicine, from general internal medicine practices and family practices to specialty practices, such as orthopedics, pediatrics, ob/gyn, cardiology, neurology, nephrology, oncology, and the list goes on.

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RadNet, Inc. – Second Quarter 2015 Financial Results Conference Call, August 10, 2015

These trends give me optimism and strong conviction about the future opportunities for RadNet. The trends are working with us and we intend to capitalize on all opportunities in the changing healthcare landscape. We believe we can create significant values for all our stakeholders.

Operator, we are now ready for the question and answer portion of the call.

Operator:

Thank you. If you would like to ask a question, please signal by pressing star, one on your telephone keypad. If you are using a speaker phone, please make sure your mute function is turned off to allow your signal to reach our equipment. Once again, please press star, one to ask a question.

We’ll take our first question from Brian Tanquilut with Jefferies.

Brian Tanquilut:

Hey, good morning. Congratulations Howard and Mark. Hey, Mark, just the first question for you. So, as we think about Barnabas and the changes that you guys are making with all these structures, and also the deal in Maryland, how should we think about the P&L impact of that, in terms of shifting revenue around from the top line to—I’m guessing it’ll be in the non-controlling interest line, just on a more technical basis so that we can model this properly.

Mark Stolper:

Sure. Thanks, Brian. Yes, so as you recall, the Barnabas joint venture is owned 51% by Barnabas and 49% by one of our wholly-owned subsidiaries, New Jersey Imaging Partners. When we sell the 10 facilities in New Jersey into that joint venture, they will flip from being consolidated operations to unconsolidated operations. So, from a P&L standpoint, both the revenue and the expenses will leave our income statement and will be—will continue, I should say, to be accounting for the joint venture under the equity method, so we will bring in our 49% of the net income into our earnings in unconsolidated joint venture’s line item our P&L.

Brian Tanquilut:

Mark, to follow up on that, if I’m modeling for 2016, basically—and I don’t know if you’ve given the exact number yet, but in terms of Barnabas, I should just pull all the revenue out of the top line, as I think about modelling for ’16?

Mark Stolper:

Right.

Brian Tanquilut:

What’s the number, if you don’t mind?

Mark Stolper:

Yes, it’s about $50 million. Let me—while we’re continuing to talk, I’ll check on that.

Dr. Howard Berger:

(Inaudible)

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RadNet, Inc. – Second Quarter 2015 Financial Results Conference Call, August 10, 2015

Brian Tanquilut:

Okay, and I guess my next question is for Dr. Berger. Yes, Dr. Berger?

Dr. Howard Berger:

Hi, Brian, yes, just to comment on the LifeBridge. In that particular situation, we sold 25% of these two imaging centers, so we will continue to be the consolidator in that particular joint venture, so there will be no top line or P&L change in the revenue or expense line.

Mark Stolper:

Yes, our minority interest will go up because we’re going to be deducting LifeBridge’s 25% interest in those two facilities.

Brian Tanquilut:

Got it.

Dr. Howard Berger:

One other comment, Brian, on the Barnabas, associated with that, while we deconsolidate the revenue through the joint venture, we do have a management contract and other expense reimbursement through New Jersey Imaging Network, which is the name of the joint venture with Barnabas, and so while there will be a loss of patient revenue, there will be somewhat of a replacement, which needs to go into the modeling, in our revenue from management services that we now will be providing on the revenue from the 10 wholly-owned centers that go into the joint venture.

Brian Tanquilut:

So, to follow up on that comment, Dr. Berger, two things. So, one, as I think about the economics of Barnabas, and similar contracts like this, or agreements like this, where you get a rate lift from getting on their contracts, and also you get the management fees, so if we think about the economic value of the agreement or the joint venture, net net, given that you’re giving up more equity to them, in essence, would you say that the EBITDA that accrues to you will still be higher?

Dr. Howard Berger:

The overall EBITDA, as a result of this transaction, will be comparable with the management fee revenue and some of the rate lift that we’re getting to what we’re actually giving up. So, we do not feel that, even though we sold a 51% stake in these centers, there will be a substantial change in our overall EBITDA, using the equity method of accounting for the results of New Jersey Imaging Network along with the net revenue we’ll get from the management fees.

Brian Tanquilut:

Then, the second part of that is, as we think about the rate lift and just what a hospital partnership brings to the table, should we think about this as sort of the next part of your growth strategy, where you are focused more on partnering with the hospitals rather than building stuff on your own? Also, I noticed that you mentioned that you went into some new markets with some acquisitions. So, just putting all that together, how should we think about your expansion plans going forward?

Dr. Howard Berger:

Well, I think it’s multi-tiered. First of all, maybe to correct, we really haven’t gone into new markets. The only new market that we’ve really entered is the Metropolitan New York market, which we entered about two-and-a-half years ago with our Lennox Hill transaction, and that was followed on by the New York Radiology Partners transaction that became effective April 1st, or the beginning of this quarter. While that was not a brand new market for us, it was certainly a statement of the opportunities that we see in the Metropolitan New York Area. But, I think partnering with health systems, perhaps even partnering with payors, are something that we are going to continue to look at as the opportunities are presented to us, and I think it needs to really be emphasized that those opportunities come to us because of our size and scale in those markets.

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RadNet, Inc. – Second Quarter 2015 Financial Results Conference Call, August 10, 2015

It’s clear to everybody inside of RadNet, and I hope to our investors, that if we were just operating one or two or three centers in a marketplace, the interest level from some of these larger players would certainly not have the kind of appetite that we’ve seen now with the Barnabas Health System. So, I think, as Mark and I both tried to point out, the strategy that we’ve employed at RadNet now for well over a decade, of being multi-modality and concentrated in markets will be a major driver of our strategy going forward and begin to have, I think, opportunities for us that none of us probably could have seriously considered a year or two ago. So, I think you will see more activity in the markets that we’re in with other health system providers and payors that recognize that RadNet brings something that is invaluable in the healthcare delivery system.

Mark Stolper:

Brain, to answer your question specifically about how much revenue we will be deconsolidating, net of additional or incremental management fees we’ll now be receiving, we’ll be deconsolidating about $30 million of revenue.

Brian Tanquilut:

Got it, and then last question for me. You guys talked about the new capitation contract that you won this quarter, or that you started to. Just if you don’t mind giving us some insight into how the implementation of the new contract is progressing, in terms of the utilization coming in relative to what you had modeled. I’m just trying to compare that with the issues that we had in Q2, and to give us visibility into your trends in terms of the capitation business.

Mark Stolper:

Sure. One of the things we surmised last quarter, when we were analyzing some of these newer capitation contracts, is that part of the reason why we were seeing such high utilization in these contracts was that many of the lives that were part of these newer contracts, and some of the additional lives that—or enrollees in existing contracts, weren’t part of the healthcare delivery system prior to this, so that there was some amount of pent-up demand that we were fulfilling in the new contracts and in some of the older contracts where the lives had materially increased. When we analyzed our cap data this quarter, we did see a slight decline—not a huge decline, but a slight decline in the utilization of the newer contracts on a same-center basis.

So, the thesis that we had in the first quarter about, you know, kind of pent-up demand is probably accurate. We’re hoping to see that trend continue into the third quarter, and we’ll see. I think, at the end of—usually, what we do at the end of the first year of any contract, we analyze the data and we get prepared for renewal discussions with these contracts, and to the extent that utilization was higher than what everyone expected, we often get significant price increases, and that’s what we’re hoping for.

Brian Tanquilut:

Hey, Mark, one last follow-up, if I may. Just from a capital perspective, since you’re getting some cash from the JVs, what’s the plan on the cash, both from LifeBridge and Barnabas?

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RadNet, Inc. – Second Quarter 2015 Financial Results Conference Call, August 10, 2015

Mark Stolper:

Sure. So, between the two of those transactions, we’ll be receiving $40 million to $41 million of cash. Right now, our plan is to keep it on the balance sheet for the time being. Should there not be any uses for that capital that’s accretive in terms of other transactions, we will use that to pay down debt.

Brian Tanquilut:

Thank you.

Dr. Howard Berger:

Thank you, Brian.

Operator:

As an additional reminder, ladies and gentlemen, please press star, one to ask a question. Once again, that is star, one to ask a question.

We’ll take our next question from Bill Bonello with Craig-Hallum.

Bill Bonello:

Good morning, just a question on sort of the payor trends. Your capitated business is growing at about twice the rate of the business as a whole. Can you just tell us how much of that is totally new business versus a transition of existing business from fee-for-service to capitation, if that was any of it at all, and then maybe speak a little bit more broadly to what you’re seeing in the market in terms of evolving payment models and payor interest in capitated contracts?

Dr. Howard Berger:

Good morning, Bill. Most, if not almost all, of our capitated contracts are with groups that we’ve had existing relationships with. Several of those relationships, though, were as fee-for-service models, not capitation. So, what has really transpired—and, again, I think mostly as a result of the Affordable Care Act and the healthcare exchanges here in California—is that several of these groups have now chosen to go to a capitated model, away from the fee-for-service, and what that has done for us is allow us to be more exclusive with their imaging needs and has resulted in increased volume and revenue from them, but it certainly is not all brand new revenue. So, the discussion really is not so much how much of these are new contracts, but how much of the 35% increase we saw, comparing Q2 of this year to Q1 of last year, comes from fee-for-service business that had transitioned to capitated business, and I would say that the preponderance of it was fee-for-service business that transitioned. While there were some new contracts, it was really with already existing relationships, what we had, that just expanded. So, I think what you’re seeing is the additional benefit of what RadNet provides in the way of utilization management tools, access, and willingness to invest in their centers.

I don’t think either Mark or I mentioned that we have two brand new centers that came online at the beginning of August of this year to help accommodate the demand that we’re seeing, one in Northern California and one here in Southern California. So, we are expanding the centers that we currently have, as well as building, when necessary, to accommodate the demand that we’re getting with these expanding relationships that we have with virtually all of the large medical groups throughout California.

Mark Stolper:

Remember also, Bill, one of the nice things about capitation is what we call the pull-through revenue, meaning that all these capitated patients are part of HMO programs, but the physicians at these medical groups with whom we contract see all the other payor classes of patients, so they see Workers’ Comp, personal injury, private insurance, Medicare patients, and because we have an overarching relationship with them on the capitated or the HMO side of the business, they tend to send us their discretionary business, as well. They’re already familiar with our facilities. They have the RadNet prescription pads on their desks. Presumably, if we’re servicing them well on the capitated side of the business, they’re happy to send us their discretionary business, as well.

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RadNet, Inc. – Second Quarter 2015 Financial Results Conference Call, August 10, 2015

Bill Bonello:

Okay, that’s helpful, and just to be clear to Dr. Berger’s answer, while the preponderance of the capitated revenue is from payors that you were doing some fee-for-service business with, the total amount of revenue that you are getting from those payors has grown; is that what I heard?

Dr. Howard Berger:

Yes, yes, Bill, and there’s two benefits to that. One is, not only is it increased revenue for RadNet, but it puts additional pressure on our competitors who are losing that business.

Bill Bonello:

Okay. Then, just more broadly, in the payor environment, I mean, one of the sort of conundrums about the imaging space and certain other provider spaces is that being the low-cost provider doesn’t necessarily put you in the position of getting as much market share as you would expect. I’m just curious what you’re seeing in terms of payor strategies more generally. Are you seeing increased efforts by payors to try and tighten up networks or pursue other strategies that would drive more volume to low-cost providers and perhaps away from some of the higher cost hospital imaging centers?

Dr. Howard Berger:

Yes, I think that’s an excellent point, Bill, and thank you for asking. What we’re seeing in the marketplace—and there are examples, I think, of this outside of imaging. For example, we saw on the east coast United, through its wholly-owned subsidiary, Optum, recently purchase an Urgent Care center operator—I think he had 114 facilities and …

Mark Stolper:

Close to 150.

Dr. Howard Berger:

Hundred and fifty?

Mark Stolper:

Yes.

Dr. Howard Berger:

Hundred and fifty out-patient Urgent Care facilities, and I think this, as I mentioned, the blurring of the lines here between payors and providers is going to continue to be beneficial to people, like RadNet and other ambulatory providers, because the effort—and we’re seeing this in our markets—of plan design that will drive patients with incentives for lower co-pays, or more effective use of the higher deductibles, into lower cost operations, I believe is heating up at a very, very rapid pace. So, I think you’ll continue to see people reaching out to operators, like RadNet, that can have large areas of access delivered with high-quality and lower cost structures that will continue to move people away from the more costly hospital-based operations, and to people like Barnabas and LifeBridge, I applaud their willingness to recognize the need for this and become a partner with RadNet for these kind of broader opportunities.

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RadNet, Inc. – Second Quarter 2015 Financial Results Conference Call, August 10, 2015

Bill Bonello:

Great. Thank you, guys, very much.

Operator:

Next, we’ll take a question from Juan Molta with B. Riley.

Juan Molta:

Hi, good morning, Howard and Mark. Thank you very much and, again, congratulations for the revenue and bringing down the operating expense line. A couple of questions. You have in your press release 276 centers, so that’s an increase of 17 from last quarter. Eight of those are from the New York Radiology Partners. Do you have the locations of the other nine?

Mark Stolper:

Sure. A number of them, five of them came from a small acquisition of an operator here in California, called California Radiology, Juan. I think we mentioned this in the last conference call, that we were struggling to service a number of the cap lives, capitation lives that we brought on last quarter, because we did not have coverage in three critical markets where a number of these lives resided, and so what we had to do is we had to, essentially, subcontract the imaging services to local imaging centers that we didn’t own and pay them, essentially, a fee-for-service rate for servicing our capitation customers. Well, we acquired—subsequent to the first quarter end, we acquired California Radiology, which had facilities in three of those markets, and then had a couple of additional facilities. So, that added another five, and then we’ve constructed several centers, as well, in areas where we needed capacity and coverage. So, give or take, that comes to the 12 additional facilities.

Juan Molta:

All in California then?

Mark Stolper:

All in California.

Juan Molta:

Okay, thank you, and then the other question about the other revenues, since it’s at 7%, can you talk a little bit about that and are you seeing it mostly from the software side of the business, or anything else?

Mark Stolper:

Yes, it’s really a variety of things, Juan. It’s eRAD revenue. It is Imaging On Call revenue, which is our tele-radiology professional services group, which does night call and weekend call for hospitals and hospital-based radiologists. We have certain management fees that we consider other revenue from all of our existing joint ventures, which has increased as these joint ventures have broadened and expanded, and we have also our Breastlink practice here in California we consider other revenue, which is our breast disease management oncology operation that’s doing infusions, breast surgery, reconstructive surgery, plastic surgery and the like. So, it’s really kind of a variety of not imaging center revenue, but ancillary revenue around the imaging business.

Juan Molta:

Right, and out of those businesses, are you seeing growth, in particular, from any one of them? Is it weighted towards a particular service line?

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RadNet, Inc. – Second Quarter 2015 Financial Results Conference Call, August 10, 2015

Mark Stolper:

We are seeing growth in almost all of those lines. As I mentioned, we’ve brought in and expanded a number of our joint ventures, so the management fees have been increasing. We have had some successes with eRAD. We try to announce some of the larger transactions that we do with eRAD, such as the Assuta Health implementation in Israel, which is I think the largest private healthcare system in Israel. We have had some growth in Imaging On Call, as we’ve had some of these joint ventures also incorporate us staffing the in-house part of their hospital’s business or hospital radiology departments. So, we’ve had some growth in all of these aspects of our business.

Juan Molta:

Perfect. Thank you, guys.

Mark Stolper:

Thank you.

Operator:

Brian Tanquilut with Jefferies has our next question.

Brian Tanquilut:

Hey, guys. Just to follow up, Mark, in your prepared remarks you talked about how this is the first time since the DRA in 2006 that you have, essentially, flat rates. So, without going into guidance, as we think about earnings trends for next year—I mean, you’ve been fighting these rate cuts and have been successful in flattening earnings since the DRA, so is it right to assume that earnings will grow by a decent amount next year?

Mark Stolper:

Well, it’s certainly very positive for us that CMS is finally laying off imaging, at least for a year, and as you point out, we’ve been effective over the last seven/eight years in mitigating a lot of the reimbursement impact that CMS has imposed on us and the industry at large. We constantly look at every aspect of our business to look for ways that we can save money and to utilize our leverage and scale with our suppliers and everyone we do business with, as well as to implement tools, such as information technology, that can make our business more efficient. So, we’re going to continue to do that with our business regardless of what CMS does or doesn’t do with our reimbursement. So, to the extent that we can be effective in continuing to pull costs out of our business in the next six to 12 months, that should bode well for more of our revenue to flow through to our EBITDA and to our net income level. We’re hopeful that CMS giving us a little respite on reimbursement cuts will help us drive a little bit more profitability in 2016.

Brian Tanquilut:

Okay, and then one last question. When you talked about your kind of night-hawking service, has Mednax’s acquisition of vRad caused increased competitive pressure in that business yet, or are you seeing anything, just because now you have a large player that has hospital relationships in that business?

Mark Stolper:

Mednax buying Virtual Radiology—VirtualRad, I should say, was a really interesting transaction, because I think it gives Mednax a new arrow in its quiver with respect to providing outsourced services to hospitals beyond emergency room, anesthesia, and other things, like neo-natal, other things that they do, but we were competing favorably with vRad before that acquisition and I think that we’ll do fine after that acquisition. If anything, what it’s done is it’s put a higher profile and a higher valuation on this type of business. They paid a lot of money for this business, well over 12 times EBITDA, from the intelligence that we’ve heard. We like when people put valuations—high valuations on pieces of our business, because we think that that’s—our Imaging On Call could be a hidden asset within RadNet.

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RadNet, Inc. – Second Quarter 2015 Financial Results Conference Call, August 10, 2015

Dr. Howard Berger:

I’ll add to that, the recent purchase of Merge Healthcare by IBM put an enormous premium on the IT part of the business that we are very, very heavily invested in right now. So, I think the two takeaways from these are, one, consolidation is running rampant at all aspects of the healthcare delivery system, and the ownership of assets, whether they’re for professional services, information technology, or for the facilities, much like I mentioned on the Urgent Care centers, are garnering a higher and higher premium in the marketplace as the healthcare industry evolves, or changes that I think are going to affect the way that healthcare is delivered for the next 50 years.

Brian Tanquilut:

Got it. Thank you, guys.

Mark Stolper:

Thank you.

Dr. Howard Berger:

Thank you, Brian.

Operator:

There are no further questions. I’ll turn the conference back over to our speakers for any additional remarks.

Dr. Howard Berger:

Thank you, Operator. Again, I would like to take the opportunity to thank all of our shareholders for their continued support and the employees of RadNet for their dedication and hard work. Management will continue its endeavor to be the market leader that provides high-quality services and an appropriate return on investment for all of our stakeholders. Thank you for your time today and I look forward to our next call.

Operator:

Ladies and gentlemen, that does conclude our conference for today. We thank you for your participation.

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